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                                                                       EXHIBIT I
                          Drinker Biddle & Reath LLP
                       1345 Chestnut Street, Suite 1100
                            Philadelphia, PA 19107
                                (215) 988-2700


                               February 10, 1999


UAM Funds, Inc.
c/o UAM Fund Services, Inc.
211 Congress Street
Boston, MA 02110

     Re:  UAM Funds, Inc. - Common Stock
          ------------------------------

Ladies and Gentlemen:

          We have acted as counsel for UAM Funds, Inc., a Maryland corporation ("UAM"), in connection with the registration by UAM of its shares of common stock, par value $.001 per share. The Articles of Incorporation of UAM authorize the issuance of three billion (3,000,000,000) shares of common stock, which are divided into multiple series and classes (each a "Class" and collectively, "Classes"). The shares of common stock designated into each such series are referred to herein as the "Common Stock." You have asked for our opinion on certain matters relating to the Common Stock.

          We have reviewed UAM's Articles of Incorporation and By-laws, resolutions of UAM's Board of Directors ("Board"), certificates of public officials and of UAM's officers and such other legal and factual matters as we have deemed appropriate. We have also reviewed UAM's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 55 thereto.

          This opinion is based exclusively on the laws of the State of Maryland and the federal law of the United States of America.

          We have also assumed the following for purposes of this opinion.

          1. The shares of common Stock have been issued in accordance with the Articles of Incorporation and By-laws of UAM and resolutions of UAM's Board and
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UAM Funds, Inc.
February 10, 1999
Page 2

               shareholders relating to the creation, authorization and issuance of the Common Stock.

          2. Prior to the issuance of any shares of future Common Stock, the Board (a) will duly authorize the issuance of such future Common Stock, (b) will determine with respect to each class of such future Common Stock the preferences, limitations and relative rights applicable thereto and (c) if such future Common Stock is classified into separate series, will duly take the action necessary (i) to create such series and to determine the number of shares of such series and the relative designations, preferences, limitations and relative rights thereof and (ii) to amend UAM's Articles of Incorporation to provide for such additional series.

          3. With respect to the shares of future Common Stock, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (i) UAM's Articles of Incorporation and By-laws, each as amended as of the date of such issuance, and (ii) the applicable future series designations.

          4. The Board will not change the number of shares of any series of Common Stock, or the preferences, limitations or relative rights of any class or series of Common Stock after any shares of such class or series have been issued.

          Based upon the foregoing, we are of the opinion that.

          1.   UAM is authorized to issue 3 billion shares of Common Stock.

          2. UAM's Board is authorized (i) to create from time to time one or more additional series or classes of shares, (ii) to determine, at the time of creation of any such series or class, the number of shares of such series or class and the designations, preferences, limitations and relative rights thereof and (iii) to amend the Articles of Incorporation to provide for such additional series.

          3. All necessary action by UAM to authorize the Common Stock has been taken, and UAM has the power to issue the shares of Common Stock.

          4. The shares of Common Stock will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement (provided that (i) the price of such shares is not less the par value thereof and (ii) the
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UAM Funds, Inc.
February 10, 1999
Page 3

               number of shares of any class of series issued does not exceed the authorized number of shares for such class or series on the date of issuance of the shares), validly issued, fully paid and non-assessable by UAM.

          We consent to the filing of this opinion with Post-Effective Amendment No. 55 of the Registration Statement to be filed by UAM with the Securities and Exchange Commission.


                                    Very truly yours,


                                    /s/Drinker Biddle & Reath LLP

                                    DRINKER BIDDLE & REATH LLP


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